SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): February 9, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On February 9, 2015, the Registrant, through WHLR-Butler Square, LLC, a Delaware limited liability company (“WHLR-Butler Square”) and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, entered into a Sale Agreement (the “Sale Agreement”) as buyer, with Butler Improvements, LLC, a Delaware limited liability company, as seller (the “Seller”), for the purchase of a retail shopping center located in Mauldin, South Carolina, commonly known as Butler Square, for the sales price of Nine Million Four Hundred Thousand and 00/100 Dollars ($9,400,000).

No director, officer or affiliate of the Registrant is affiliated with the Seller.

On February 13, 2015, the Registrant issued a press release announcing the contract to acquire Butler Square.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Sale Agreement, dated February 9, 2015, by and between WHLR-Butler Square and the Seller.

99.2	Press release, dated February 13, 2015, relating to WHLR-Butler Square's entry into the contract to acquire Butler Square.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: February 13, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Sale Agreement, dated February 9, 2015, by and between WHLR-Butler Square and the Seller.
99.2	Press release, dated February 13, 2015, relating to WHLR-Butler Square's entry into the contract to acquire Butler Square.